UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2021

ONCOSEC MEDICAL INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-54318 (Commission File Number)	98-0573252 (IRS Employer Identification No.)

24 North Main Street

Pennington, NJ 08534-2218

(Address of Principal Executive Offices)

(855) 662-6732

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ONCS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2021, OncoSec Medical Incorporated (the “Company”) announced that Daniel J. O’Connor has resigned as the Company’s President and Chief Executive Officer and as a member of the Board of Directors of the Company. The Company appointed Brian Leuthner, the Company’s current Chief Operating Officer, to serve as Interim Chief Executive Officer, effective as of June 24, 2021.

Mr. Leuthner, 56, currently serves as Chief Operating Officer of the Company and joined the company in February 2021. Over the course of his 32-year career in biotech and pharmaceuticals, Mr. Leuthner has held several leadership positions, including several public and private CEO positions. For a decade, Mr. Leuthner was co-founder, President, and CEO of Edge Therapeutics, Inc., an orphan disease-focused company. While at Edge, he developed a long-term vision, strategic plan and corporate culture that ensured a successful transition from a start-up company through late-stage development. Earlier in his career, Mr. Leuthner held a variety of operational and commercial leadership positions at The Medicines Company, ESP Pharma, Cardinal Health, Johnson & Johnson, and Glaxo Wellcome Company. Mr. Leuthner earned his Bachelor of Science and Masters in Business Administration degrees from The University of North Carolina at Chapel Hill.

In connection with Mr. O’Connor’s departure, the Company and Mr. O’Connor entered into a separation agreement (“Separation Agreement”) on June 24, 2021, providing for severance payments and benefits to Mr. O’Connor consistent with the terms of his existing employment agreement with the Company, including a severance payment of $1,795,500, less tax withholdings, and immediate vesting of all stock options and restricted stock units held by Mr. O’Connor.

The foregoing is a summary description of the terms and conditions of the Separation Agreement and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

No family relationships exist between Mr. Leuthner and any of the Company’s directors or other executive officers. There are no arrangements between Mr. Leuthner and any other person pursuant to which Mr. Leuthner was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Leuthner has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements And Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

10.1	Separation Agreement between OncoSec Medical Incorporated and Mr. O’Connor, dated June 24, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED
(Registrant)

Date: June 24, 2021

By:	/s/ Brian A. Leuthner
Name:	Brian A. Leuthner
Title:	Interim Chief Executive Officer